PCAOB Registered Auditors – www.sealebeers.com

February 14, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form S-1/A dated January 27, 2017 of Eternal Speech, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117      Phone: (888)727-8251  Fax: (888)782-2351